EXHIBIT 99.1

Argos Therapeutics Reports Third Quarter 2016 Financial Results and Recent Operational Highlights

- Dr. Richard D. Katz Joined as Chief Financial Officer -

- Raised Gross Proceeds of $50 million in Follow-on Offering -

- First Patient Dosed in Stage 2 of Adult Eradication Trial of AGS-004 in HIV -

- Investor Day Scheduled for December 7, 2016 -

- Third Quarter Results Conference Call and Webcast Today, November 14th, at 8:30 a.m. ET -

DURHAM, N.C., Nov. 14, 2016 (GLOBE NEWSWIRE) -- Argos Therapeutics, Inc. (Nasdaq:ARGS), an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer based on the Arcelis® technology platform, today reported financial results for the third quarter ended September 30, 2016 and reported on the company’s corporate and operational highlights.

“During the third quarter, we further strengthened our management team and financial position,” said Jeff Abbey, president and chief executive officer. “As we previously announced, Dr. Richard Katz joined us as chief financial officer in July.  Rich has already played an instrumental role by driving the most recent financing, in which we raised gross proceeds of $50 million.  In addition, he has initiated the transformation of our finance structure towards that of a commercial stage company.”

“Our Phase 3 ADAPT study of AGS-003 in advanced renal cell carcinoma continues to progress and we look forward to the next Independent Data Monitoring Committee meeting in February, followed by anticipated top-line data in the first half of 2017,” Mr. Abbey stated. “In addition, in July the first patient was dosed in Stage 2 of the investigator-initiated adult HIV eradication trial of AGS-004 in combination with the latency reversing drug vorinostat being conducted at the University of North Carolina, Chapel Hill.  This is the first clinical trial evaluating the ‘kick and kill’ approach employing an HIV latency-reversing drug combined with an individualized immunotherapy.  This is an exciting step, as it represents another promising opportunity to demonstrate the versatility of our Arcelis® platform technology.”

Third Quarter 2016 and Recent Operational Highlights:

  In July 2016, Richard D. Katz, MD, joined the company as chief financial officer
  In July 2016, the first patient was dosed in Stage 2 of the investigator-initiated adult HIV eradication trial of AGS-004
  In August 2016, the company completed an equity financing with gross proceeds of $50 million

Selected Third Quarter 2016 Financial Results

Net loss for the three months ended September 30, 2016 was $12.2 million, or $0.32 per share, compared to a net loss of $20.1 million, or $0.97 per share, for the same period in 2015. Net loss for the nine months ended September 30, 2016 was $37.7 million, or $1.30 per share, compared to a net loss of $57.2 million, or $2.81 per share, for the same period in 2015.

Revenue for the three months ended September 30, 2016 totaled $0.1 million compared to $0.2 million for the same period in 2015. Revenue for the nine months ended September 30, 2016 totaled $0.8 million compared to $0.4 million for the same period in 2015.

Research and development expense for the three months ended September 30, 2016 totaled $9.3 million compared to $17.2 million for the same period in 2015. Research and development expense for the nine months ended September 30, 2016 totaled $28.0 million compared to $48.1 million for the same period in 2015.

General and administrative expense for the three months ended September 30, 2016 totaled $3.0 million compared to $2.7 million for the same period in 2015. General and administrative expense for the nine months ended September 30, 2016 totaled $9.4 million compared to $8.0 million for the same period in 2015.

As of September 30, 2016, cash and cash equivalents totaled $69.3.

Upcoming Investor Day

As previously announced, the company will host an Investor Day on Wednesday, December 7, 2016 from 8:00-11:00 a.m. Eastern Time at NASDAQ MarketSite in New York City.  A live and archived audio webcast of the Investor Day can be accessed through the Investors section of the company's website at www.argostherapeutics.com.

Argos’ management will review the scientific, clinical and commercial opportunity behind the company’s lead product candidate, AGS-003, which is currently being evaluated in the pivotal ADAPT Phase 3 clinical trial for the treatment of advanced renal cell carcinoma. Gerald Linette, MD, PhD, chief medical officer for cancer immunotherapy at the University of Pennsylvania Abramson Cancer Center, and Christopher Wood, MD, FACS, professor of urology, division of surgery at the University of Texas MD Anderson Cancer Center will join management in discussing AGS-003 and the treatment landscape.

Third Quarter 2016 Financial Results Conference Call and Webcast Details

Argos management will host a conference call beginning at 8:30 a.m. Eastern Time today to discuss these results and to answer questions.

To participate by telephone, please dial (855) 433-0930 (Domestic) or (484) 756-4271 (International). The conference ID number is 15427740. A live and archived audio webcast can be accessed through the Investors section of the company's website at www.argostherapeutics.com. The archived webcast will remain available on the company's website for twelve (12) months following the call.

About the Arcelis® Technology Platform
Arcelis® is a precision immunotherapy technology that captures both mutated and variant antigens that are specific to each patient’s individual disease. It is designed to overcome immunosuppression by producing a specifically targeted, durable memory T-cell response without adjuvants that may be associated with toxicity. The technology is potentially applicable to the treatment of a wide range of different cancers and infectious diseases, and is designed to overcome many of the manufacturing and commercialization challenges that have impeded other personalized immunotherapies. The Arcelis® process uses only a small disease sample or biopsy as the source of disease-specific antigens, and the patient’s own dendritic cells, which are optimized from cells collected by a leukapheresis procedure. The proprietary process uses RNA isolated from the patient's disease sample to program dendritic cells to target disease-specific antigens. These activated, antigen-loaded dendritic cells are then formulated with the patient’s plasma, and administered via intradermal injection as an individualized immunotherapy.

About Argos Therapeutics
Argos Therapeutics is an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases using its Arcelis® technology platform. Argos' most advanced product candidate, AGS-003, is being evaluated in the pivotal ADAPT Phase 3 clinical trial for the treatment of advanced renal cell carcinoma.  In addition, AGS-003 is being studied in Phase 2 investigator-initiated clinical trials as neoadjuvant therapy for renal cell carcinoma (RCC) and for the treatment of non-small cell lung cancer (NSCLC). Argos is also developing a separate Arcelis®-based product candidate, AGS-004, for the treatment of human immunodeficiency virus (HIV), which is currently being evaluated in an investigator-initiated clinical trial aimed at HIV eradication in adult patients.

Forward Looking Statements
Any statements in this press release about Argos’ future expectations, plans and prospects, including statements about Argos’ financial prospects, future operations and sufficiency of funds for future operations, clinical development of Argos’ product candidates, expectations regarding future clinical trials and future expectations,plans and prospects for Argos and other statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," “may,” "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Argos' cash resources will be sufficient to fund its continuing operations for the periods anticipated; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether Argos' product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Argos' product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether Argos will be able to successfully establish commercial manufacturing capabilities on a timely basis; and other factors discussed in the "Risk Factors" section of Argos’ Form 10-Q for the quarter ended June 30, 2016, which is on file with the SEC, and in other filings Argos makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Argos’ views as of the date hereof. Argos anticipates that subsequent events and developments will cause Argos’ views to change. However, while Argos may elect to update these forward-looking statements at some point in the future, Argos specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Argos’ views as of any date subsequent to the date hereof.

ARGOS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue	$146,756	$158,349	$781,828	$444,511

Operating expenses
Research and development	9,340,018	17,227,405	28,006,178	48,079,221
General and administrative	3,010,518	2,689,398	9,375,021	7,969,957

Total operating expenses	12,350,536	19,916,803	37,381,199	56,049,178

Operating loss	(12,203,780)	(19,758,454)	(36,599,371)	(55,604,667)

Interest expense, net	(427,702)	(320,114)	(1,458,544)	(1,622,136)
Decrease in fair value of warrants	385,394	—	385,394	—
Other expense, net	(753)	—	(753)	(2,798)

Net loss	(12,246,841)	(20,078,568)	(37,673,274)	(57,229,601)

Net loss per share, basic and diluted	$(0.32)	$(0.97)	$(1.30)	$(2.81)

Weighted average shares outstanding, basic and diluted	37,938,213	20,704,326	28,903,427	20,333,835

ARGOS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$69,283,934	$6,163,144
Short-term investments	—	1,003,160
Restricted cash and other current assets	1,985,766	1,553,991

Total current assets	71,269,700	8,720,295
Property and equipment, net	37,489,337	22,306,384
Other assets	11,020	11,020

Total assets	$108,770,057	$31,037,699

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$3,567,440	$2,907,683
Accrued expenses	7,457,958	3,676,846
Current portion of notes payable and capital lease obligations	10,031,901	1,578,284
Current portion of manufacturing research and development obligation	2,876,389	—

Total current liabilities	23,933,688	8,162,813
Long-term portion of notes payable and capital lease obligations	23,818,922	30,728,258
Long-term portion of manufacturing research and development obligation	5,193,499	7,777,436
Long-term portion of facility lease obligation	7,390,000	7,249,627
Deferred liabilities	6,751,000	5,321,000
Liability for warrants	21,548,019	—
Total stockholders’ equity (deficit)	20,134,929	(28,201,435)

Total liabilities and stockholders’ equity (deficit)	$108,770,057	$31,037,699

Media contacts:

Adam Daley
Berry & Company Public Relations
212-253-8881
adaley@berrypr.com

Investor contact:

John Menditto
Argos Therapeutics, Inc.
919-908-0687
jmenditto@argostherapeutics.com